BancFirst Corporation Reports First Quarter Earnings

OKLAHOMA CITY, April 17, 2014 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS: BANF) reported net income of $14.7 million, or $0.94 diluted earnings per share, for the first quarter of 2014 compared to net income of $13.4 million, or $0.86 diluted earnings per share, for the first quarter of 2013.

The Company's net interest income for the first quarter of 2014 increased to $42.0 million compared to $40.3 million for the first quarter of 2013, due to higher volume of earning assets. The net interest margin for the quarter was 2.98% compared to 3.08% a year ago, as interest rates have remained at historically low levels. The provision for loan losses for the first quarter of 2014 increased to $1.2 million compared to $300,000 a year ago, primarily due to loan growth during the quarter. Net charge-offs for the quarter were only 0.01% of average loans, which was the same as for the first quarter of 2013. Noninterest income for the quarter totaled $23.6 million, compared to $22.5 million last year. Noninterest expense for the quarter totaled $43.8 million compared to $41.9 million last year. During the first quarter of 2014, increases in salaries and benefits, primarily due to the impact of standard annual merit increases, were substantially offset by lower than anticipated health care costs of approximately $950,000. The Company's effective tax rate decreased to 28.6% compared to 34.9% for the first quarter of 2013, due primarily to the recognition of state deferred tax benefits.

At March 31, 2014, the Company's total assets were $6.4 billion, up $336.1 million, or 5.6%, from $6.0 billion at December 31, 2013. Securities increased $59.4 million to a total of $587 million. Loans totaled $3.5 billion, up $155.1 million from December 31, 2013. Deposits totaled $5.7 billion, up $318.3 million. The Company's total stockholders' equity was $568.1 million, an increase of $11.1 million, or 2.0%, over December 31, 2013.

Asset quality remained strong and was little changed from the previous quarters. Nonperforming and restructured assets were 0.69% of total assets, consistent with December 31, 2013. The allowance to total loans was 1.13% compared to 1.15% at year end 2013.

On January 24, 2014, BancFirst, a wholly-owned subsidiary of BancFirst Corporation, assumed all of the deposits and purchased certain assets of The Bank of Union, El Reno, Oklahoma ("The Bank of Union"). The Bank of Union was closed on that day by the Oklahoma State Banking Department. At March 31, 2014, the acquired bank had approximately $98 million of loans, the majority of which are classified as performing, and deposits of approximately $231 million.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 95 banking locations serving 52 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2014	2013	2013	2013	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Condensed Income Statements:
Net interest income	$ 42,029	$ 41,921	$ 40,712	$ 40,630	$ 40,256
Provision for loan losses	1,218	454	(12)	516	300
Non-interest income:
Trust revenue	2,151	2,029	2,122	2,015	1,906
Service charges on deposits	13,458	13,615	13,575	12,924	12,336
Securities transactions	450	79	90	129	122
Income from sales of loans	351	367	560	691	688
Insurance commissions	3,966	3,112	3,892	3,045	4,045
Cash management	1,585	1,581	1,620	1,626	1,423
Other	1,601	1,452	1,793	1,303	2,015
Total noninterest income	23,562	22,235	23,652	21,733	22,535

Non-interest expense:
Salaries and employee benefits	25,938	25,777	26,094	25,085	25,209
Occupancy and fixed assets expense, net	2,789	2,786	2,768	2,501	2,580
Depreciation	2,349	2,439	2,307	2,358	2,308
Amortization of intangible assets	408	374	424	424	443
Data processing services	1,170	1,198	1,173	1,229	1,185
Net expense from other real estate owned	550	(436)	105	643	122
Marketing and business promotion	1,716	2,021	1,668	1,456	1,507
Deposit insurance	773	768	750	742	743
Other	8,143	8,927	8,032	8,017	7,847
Total noninterest expense	43,836	43,854	43,321	42,455	41,944
Income before income taxes	20,537	19,848	21,055	19,392	20,547
Income tax expense	5,880	5,987	6,564	6,799	7,175
Net income	14,657	$ 13,861	$ 14,491	$ 12,593	13,372
Per Common Share Data:
Net income-basic	$ 0.96	$ 0.91	$ 0.94	$ 0.83	$ 0.88
Net income-diluted	0.94	0.88	0.93	0.82	0.86
Cash dividends declared	0.31	0.31	0.31	0.29	0.29
Common shares outstanding	15,363,728	15,333,622	15,298,035	15,255,864	15,228,277
Average common shares outstanding -
Basic	15,342,486	15,315,951	15,287,535	15,232,129	15,238,701
Diluted	15,660,921	15,640,433	15,594,881	15,479,749	15,482,517
Performance Ratios:
Return on average assets	0.96%	0.91%	0.99%	0.88%	0.94%
Return on average equity	10.51	9.93	10.62	9.48	10.31
Net interest margin	2.98	3.00	3.01	3.08	3.08
Efficiency ratio	66.83	68.35	67.31	68.08	66.80

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share data - Unaudited)

	2014	2013	2013	2013	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance Sheet Data:

Total assets	$ 6,375,041	$ 6,038,974	$ 5,926,730	$ 5,749,666	$ 5,773,926
Interest-bearing deposits with banks	1,737,559	1,660,988	1,622,619	1,528,505	1,585,736
Securities	587,018	527,627	474,640	520,424	565,490
Total loans	3,542,270	3,387,146	3,358,938	3,245,084	3,219,967
Allowance for loan losses	(39,924)	(39,034)	(38,859)	(38,982)	(38,664)
Deposits	5,737,850	5,419,519	5,309,464	5,150,411	5,174,512
Stockholders' equity	568,112	556,997	545,973	534,961	527,707
Book value per common share	36.98	36.33	35.69	35.07	34.65
Tangible book value per common share	33.29	32.75	32.08	31.42	30.97
Balance Sheet Ratios:
Average loans to deposits	62.46%	62.48%	63.13%	62.89%	62.27%
Average earning assets to total assets	92.46	92.63	92.51	92.65	92.79
Average stockholders' equity to average assets	9.10	9.21	9.29	9.28	9.14
Asset Quality Data:
Past due loans	$ 910	$ 1,179	$ 1,266	$ 850	$ 542
Nonaccrual loans	17,753	14,390	15,094	18,946	20,933
Restructured loans	17,468	17,624	18,028	17,903	17,792
Total nonperforming and restructured loans	36,131	33,193	34,388	37,699	39,267
Other real estate owned and repossessed assets	7,590	8,386	8,428	8,503	9,424
Total nonperforming and restructured assets	43,721	41,579	42,816	46,202	48,691
Nonperforming and restructured loans to total loans	1.02%	0.98%	1.02%	1.16%	1.22%
Nonperforming and restructured assets to total assets	0.69	0.69	0.72	0.80	0.84
Allowance to total loans	1.13	1.15	1.16	1.20	1.20
Allowance to nonperforming and restructured loans	110.50	117.60	113.00	103.40	98.47
Net charge-offs to average loans	0.01	0.01	0.00	0.01	0.01

BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended
	March 31, 2014
	Average	Income/	Yield/
	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 3,481,988	$ 42,714	4.97%
Securities – taxable	484,900	1,305	1.09
Securities – tax exempt	41,206	430	4.23
Interest bearing deposits with banks	1,739,671	1,095	0.26
Total earning assets	5,747,765	45,544	3.21

Nonearning assets:
Cash and due from banks	200,176
Interest receivable and other assets	307,983
Allowance for loan losses	(39,257)
Total nonearning assets	468,902
Total assets	$ 6,216,667

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Transaction deposits	$ 760,342	$ 198	0.11%
Savings deposits	1,957,007	1,103	0.23
Time deposits	801,054	1,488	0.75
Short-term borrowings	5,487	2	0.13
Long-term borrowings	5,309	18	1.36
Junior subordinated debentures	26,804	491	7.43
Total interest-bearing liabilities	3,556,003	3,300	0.38

Interest-free funds:
Noninterest bearing deposits	2,056,512
Interest payable and other liabilities	38,522
Stockholders' equity	565,630
Total interest free-funds	2,660,664
Total liabilities and stockholders' equity	$ 6,216,667
Net interest income		$ 42,244
Net interest spread			2.83%
Effect of interest free funds			0.15%
Net interest margin			2.98%

CONTACT: Randy Foraker, Interim Chief Financial Officer, (405) 270-1044; or David Rainbolt, Chief Executive Officer, BancFirst Corporation, (405) 270-1002